                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or
        Rule 14a-12


                                 Maxco, Inc.
- - -------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

- - -------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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                                  [MAXCO LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Maxco, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Maxco, Inc., a Michigan corporation, will be held at the Sheraton Lansing, 925 Creyts Road, Lansing, Michigan on August 29, 1995, at 3:30 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

     1. To elect nine Directors;

     2. To transact such other business as may properly come before the meeting.

     In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at July 28, 1995. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          Eric L. Cross
                                          Secretary

Lansing, Michigan
August 1, 1995

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                  MAXCO, INC.
                              1118 CENTENNIAL WAY
                            LANSING, MICHIGAN 48917

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Maxco, Inc. (the Company), 1118 Centennial Way, Lansing, Michigan 48917, for use at the Annual Meeting of Shareholders of the Company to be held on August 29, 1995, at 3:30 p.m., or any adjournments thereof. This Proxy Statement is being mailed to Maxco Shareholders on or about August 5, 1995, to all holders of record of common stock of the Company as of the close of business on July 28, 1995.

                             PURPOSE OF THE MEETING

     The purpose of this Annual Meeting of Shareholders shall be to elect Directors and to transact such other business as may properly come before the meeting.

                                     VOTING

     Common Stock and Series Three Preferred Shares are the only voting stock of the Company. Holders of record at the close of business on July 28, 1995, are entitled to one (1) vote for each share of Common Stock held and twenty (20) votes for each share of Series Three Preferred Stock held. As of May 31, 1995, the Company had 4,275,952 shares of Common Stock and 16,199 shares of Series Three Preferred Stock outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

     All shares represented by proxies shall be voted "FOR" each of the matters recommended by management unless the shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked. Any shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Lansing, Michigan at least twenty-four (24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the Chairman, announces such revocation in open meeting. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon and return it to the Company.

     In elections of directors where the number of nominees is equal to the number of positions to be filled, the vote required to elect each director is equal to the majority of the votes cast in such election. Actions other than elections of directors are also authorized by a majority of the votes cast. Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculation as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

                             ELECTION OF DIRECTORS

     It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit. Directors are elected for a term of one (1) year and until their successors are elected and qualified. Proxies will be voted only to the extent of the number of nominees named.

     The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and are presently Directors of the Company.

                                     PRESENT POSITION WITH THE                      SERVED AS DIRECTOR
         NAME                     COMPANY AND PRINCIPAL OCCUPATION           AGE      OF MAXCO SINCE
- - -----------------------   ------------------------------------------------   ---    ------------------
Max A. Coon............   Director, President and Chairman of the Board of   60          1969
                          MAXCO, Inc.
Eric L. Cross..........   Director, Executive Vice President and Secretary   52          1972
                          of MAXCO, Inc.
Charles J. Drake.......   Director of MAXCO, Inc., President of Medar,       55          1982
                          Inc., a Farmington Hills, Michigan based
                          manufacturer of micro-processor based controls
                          and inspection systems of which Maxco owns 20%.
Joel I. Ferguson.......   Director of MAXCO, Inc., President of F&S          56          1985
                          Development Company, a Lansing, Michigan based
                          company which develops, contracts and/or owns
                          and manages real estate properties
Richard G. Johns.......   Director and Vice President of MAXCO, Inc.,        51          1990
                          President of Wright Plastic Products, Inc., a
                          wholly owned subsidiary of MAXCO, Inc.
Vincent Shunsky........   Director, Vice President of Finance and            46          1983
                          Treasurer of MAXCO, Inc.
J. Michael Warren......   Director of MAXCO, Inc., General Counsel of        55        1979-1981
                          MAXCO, Inc., and President of Warren, Price,               1983-present
                          Cameron, Faust & Asciutto, P.C.
James F. White.........   Director of MAXCO, Inc., Vice-Chairman of the      76          1988
                          Board and Founder of FinishMaster, Inc., a Grand
                          Rapids, Michigan based distributor of automotive
                          paints and refinishing materials, of which
                          MAXCO, Inc. owns 67%
Andrew S. Zynda........   Director of MAXCO, Inc., Chairman of the Board     74          1972
                          of Midwest Bridge Company, a Williamston,
                          Michigan based bridge and road building
                          contractor

     All of the foregoing Directors and nominees have been engaged in the principal occupation specified for the previous five (5) years.

     Messrs. Coon, Shunsky, and Drake are also Directors of Medar, Inc., a 20% owned subsidiary of Maxco, Inc.; Messrs. Coon, Cross, Johns, Shunsky and White are directors of FinishMaster, Inc., a 67% owned subsidiary of Maxco, Inc. and Mr. Coon is additionally a director of Spartan Motors, Inc.; all of whose stock is traded on the Nasdaq Stock Market.

     Mr. Coon is considered to be a control person of the Company. Mr. Coon and Mr. Cross are brothers-in-law. There are no other family relationships between any Directors or Executive Officers.

     The Board of Directors has established Option, Compensation and Audit Committees whose members are Max A. Coon, J. Michael Warren and Andrew S. Zynda. The Option Committee is responsible for administering the Company's Stock Option Plan, including designating the recipients and terms of specific option grants. The Option Committee met one time during the year. The Compensation Committee met one time during the fiscal year to establish compensation levels for the Executive Officers and to authorize the levels and timing of bonuses. One meeting of the Audit Committee was held during the last fiscal year. The Audit Committee recommends the annual employment of the Company's auditors with whom the Audit Committee will review the scope of audit and non-audit assignments, related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacies of the Company's internal control procedures. The Company does not have a standing nominating committee.

     During the last fiscal year there were a total of 2 meetings of the Board of Directors. Messrs. Ferguson, White and Zynda attended less than 75% of the meetings.

DIRECTOR COMPENSATION

     The Directors of the Company are paid $100 per meeting attended. Fees are not paid to Directors for attendance at committee meetings.

                               EXECUTIVE OFFICERS

     The following table sets forth information concerning the Executive Officers of the Company.

                                                PRESENT POSITION WITH THE
             NAME                            COMPANY AND PRINCIPAL OCCUPATION               AGE
- - ------------------------------   --------------------------------------------------------   ---
Max A. Coon...................   President, Director and Chairman of the Board of           60
                                 MAXCO, Inc.
Eric L. Cross.................   Executive Vice President, Secretary and Director of        52
                                 MAXCO, Inc.
Richard G. Johns..............   Vice President of MAXCO, Inc. and President of Wright      51
                                 Plastic Products, Inc., a wholly owned subsidiary of
                                 MAXCO, Inc.
Vincent Shunsky...............   Vice President of Finance, Treasurer and Director of       46
                                 MAXCO, Inc.

     All of the foregoing Officers of the Company have been engaged in the principal occupations specified above for the previous five years.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors (the "Committee") consists of Max A. Coon, Andrew S. Zynda, and J. Michael Warren. Although the presence of Mr. Coon on the Committee, as Chief Executive Officer of the Company, could be considered to present a conflict of interest, Mr. Coon's input is considered very important and he has agreed to abstain from voting on any matter related to his own compensation.

OVERVIEW AND PHILOSOPHY

     The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     The objectives of the Company's executive compensation program are to:

      -- Support the achievement of desired Company performance.

      -- Provide compensation that will attract and retain superior talent and reward performance.

      -- Align the executive officers' interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance.

     The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation where in its judgment external, internal or an individual's circumstances warrant it.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

BASE SALARY

     Base salary levels for the Company's executive officers are competitively set relative to other comparable companies. In determining salaries the Committee also takes into account individual experience and performance.

ANNUAL INCENTIVE COMPENSATION

     The Company's annual incentive program for executive officers and key managers provides direct financial incentives in the form of an annual cash bonus to executives to achieve the Company's annual goals. Goals for Company performance are set at the beginning of each fiscal year. In the year ended March 31, 1995, the following measures of Company performance were selected: net sales, corporate net income, market penetration, and customer satisfaction.

     Specific individual performance was also taken into account in determining bonuses, including meeting department goals, attitude, dependability, cooperation with co-workers, and creativity or ideas that benefit the Company.

STOCK OPTION PROGRAM

     The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

     On August 30, 1983, the Shareholders ratified an Employee Stock Option Plan to grant options on up to 250,000 shares of the Company's common stock to officers and key employees of the Company and its subsidiaries. The Plan was amended by Shareholder action on August 25, 1987, to increase the number of shares on which options may be granted to 500,000 shares. These options are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, as amended.

     The stock option plan authorizes a committee of directors to award executive and key employee stock options. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten year terms and can have exercise restrictions established by the Option Committee. Awards are made at a level calculated to be competitive with companies of comparable size and complexity.

DEFERRED COMPENSATION

     Effective April 1, 1986, the Company amended its former Profit Sharing Plan into a 401(k) Employee Savings Plan. The 401(k) plan is a "cash or deferred" plan under which employees may elect to contribute a certain portion of their annual compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution of 20% of the employees' contributions of up to 6% of their annual compensation. In addition, the Company intends to contribute 1% of compensation for each employee, or more or less at the discretion of the Board. Contributions must be made from current or retained earnings of the Company. All full time employees of the Company or its subsidiaries who have completed one year of service and are not a member of a collective bargaining unit are eligible to participate in the plan. Participants are immediately 100% vested in all contributions. The plan does not contain an established termination date and it is not anticipated that it will be terminated at any time in the foreseeable future.

BENEFITS

     The Company provides medical benefits to the executive officers that are generally available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for the year ended March 31, 1995.

CHIEF EXECUTIVE OFFICER

     Max A. Coon has served as the Company's Chief Executive Officer since 1969. His base salary for the year ended March 31, 1995 was $200,000. Mr. Coon's bonus in fiscal year 1995 was $300,000.

     The factors discussed under "Annual Incentive Compensation", above, were also applied in establishing the amount of Mr. Coon's bonus. Significant factors in establishing Mr. Coon's compensation were the 25% increase in net sales, the increase in operating earnings of 115% and the increase in the stock price for Maxco, Inc. Common Stock from $7.50 per share on March 31, 1994 to $8.00 per share on March 31, 1995.

     The Committee believes Mr. Coon managed the Company well in a challenging business climate and has achieved above-average results in comparison to other comparable companies.

THE COMPENSATION COMMITTEE

Max A. Coon
Andrew S. Zynda
J. Michael Warren

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the three other executive officers whose compensation exceeded $100,000:

                                                                               LONG TERM COMPENSATION
                                                                           -------------------------------
                                                ANNUAL COMPENSATION         OTHER
                 NAME AND                    --------------------------    ANNUAL                ALL OTHER
            PRINCIPAL POSITION               YEAR    SALARY      BONUS     COMP(1)    OPTIONS     COMP(2)
- - ------------------------------------------   -----   -------    -------    -------    -------    ---------
Max A. Coon...............................    1995   200,000    300,000      200         0         3,348
Chief Executive Officer                       1994   200,000    600,000      400         0         9,799
                                              1993   200,000     90,000      500         0         4,499
Eric L. Cross.............................    1995   132,000    100,000      200         0         3,348
Executive Vice President                      1994   120,000    150,000      400         0         4,499
                                              1993   120,000     55,000      500         0         3,549
Richard G. Johns..........................    1995   110,000     40,000      200         0         3,300
Vice President                                1994   100,000    100,000      400         0         3,799
                                              1993   100,000     40,000      500         0         3,081
Vincent Shunsky...........................    1995   132,000    100,000      200         0         3,348
Vice President of Finance                     1994   120,000    150,000      400         0         4,499
                                              1993   120,000     55,000      500         0         3,549

- - -------------------------
(1) Represents annual director fees

(2) Represents the Company's 20% match of employee deferrals of currently earned income into the 401(k) Employee Savings Plan and a profit sharing contribution made by the Company for all of its eligible employees to the 401(k) Employee Savings Plan at the rate of 1% of compensation.

OPTIONS

     The following table sets forth the options exercised during the last fiscal year by the persons named in the Summary Compensation Table, above, and summarizes the value of the options held by such persons as of March 31, 1995. No options were granted to the named individuals during the year ended March 31, 1995. All of the options held by the named individuals are presently exercisable.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND
                             YEAR END OPTION VALUES

                                                                                                  VALUE OF
                                                                                 NUMBER OF       UNEXERCISED
                                                      SHARES         VALUE      UNEXERCISED     IN-THE-MONEY
                    NAME AND                       ACQUIRED ON     REALIZED      OPTIONS AT      OPTIONS AT
               PRINCIPAL POSITION                  EXERCISE (#)       ($)          FY-END          FY-END
- - ------------------------------------------------   ------------    ---------    ------------    -------------
Max A. Coon.....................................           0               0            0                 0
Chief Executive Officer
Eric L. Cross...................................      20,000         127,400       40,000         $ 238,400
Executive Vice President
Richard G. Johns................................           0               0       20,000         $ 118,700
Vice President
Vincent Shunsky.................................      20,000         127,400       40,000         $ 238,400
Vice President of Finance

TRANSACTIONS WITH MANAGEMENT

     The Company is a 25% partner in CJF Partnership, a real estate development general partnership which owns office building sites for development, along with Max A. Coon and Richard G. Johns, both of whom are directors and executive officers of the Company, and several individuals who are not related to the Company.

     The Company is additionally involved in a real estate development general partnership which owns and operates an office building with three individuals, including Max A. Coon and Joel I Ferguson, both of whom are directors of the Company.

     Mr. J. Michael Warren is currently a Director of the Company. During the year ended March 31, 1995, the Company and its subsidiaries paid $225,046 to Warren, Price, Cameron, Faust & Asciutto, P.C., a law firm of which Mr. Warren is President, for legal services.

COMPLIANCE WITH REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers or beneficial owners of over 10% of any class of the Company's equity securities to file certain reports regarding their ownership of the Company's securities or any changes in such ownership. During the year ended March 31, 1995, James F. White filed one report late covering one transaction and Joel I. Ferguson filed one report late covering four transactions.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market (US Companies)
(1) and a peer group of companies (2) over the same period, assuming the investment of $100 in the Company's Common Stock, the NASDAQ Index and the peer group on March 31, 1990, and reinvestment of all dividends.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
     AMONG MAXCO, INC., THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP

                MAXCO, INC.    PEER GROUP     NASDAQ STOCK MRKT - US
3/90               100            100                 100
3/91               127            101                 114
3/92               255            145                 146
3/93               364            103                 167
3/94               545             93                 181
3/95               582             71                 201

* $100 INVESTED ON 03/31/90 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING MARCH 31.

- - -------------------------
(1) The CRSP Total Return Index for the NASDAQ Stock Market (US Companies) is composed of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market.

(2) The peer group consists of ten companies whose stock is publicly traded and whose market capitalizations are slightly above and below the Company's capitalization in a range from $34.18 Million to $34.50 Million. Because of the diversified nature of the businesses represented by its subsidiary companies, the Company is unable to identify a published industry or line of business index or a group of peer issuers in comparable businesses which are sufficiently similar to allow meaningful comparison. Therefore, the Company has elected to compare its performance with a group of issuers having similar market capitalizations as allowed by SEC rules.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 30, 1995, as to the equity securities of the Company owned beneficially by beneficial owners of 5% or more of the Company's securities, by each Director and Nominee and by all Directors and Officers of the Company as a group.

                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                           -----------------------------------------------------------------------------
                                                                SOLE VOTING      SHARED VOTING
                                                               AND INVESTMENT    AND INVESTMENT    % OF
NAME OF BENEFICIAL OWNER             TITLE OF CLASS                POWER             POWER         CLASS
- - -------------------------  ----------------------------------- --------------    --------------    -----
Max A. Coon..............  Common Stock                             916,458          18,487(1)     21.9 %
                           Series Two Convertible Preferred
                             Stock                                    3,500(2)        2,000(2)     30.6 %
                           Series Three Preferred Stock                               3,240(3)     20.0 %
Andrew S. Zynda..........  Common Stock                             722,740          10,000        17.1 %
                           Series Two Convertible Preferred
                             Stock                                                    5,000(2)     27.8 %
Eric L. Cross............  Common Stock                             117,005(4)                      2.7 %
Charles J. Drake.........  Common Stock                              25,000                         *
Joel I. Ferguson.........  Common Stock                               5,000                         *
Richard G. Johns.........  Common Stock                              92,660(5)        1,000         2.2 %
Vincent Shunsky..........  Common Stock                              74,909(6)        1,600         1.8 %
J. Michael Warren........  Common Stock                                              16,000         *
                           Series Three Preferred Stock                                  60         *
James F. White...........  Common Stock                               1,000                         *
All Directors and
  Officers as a group,
  including the above,
  totalling in number
  9......................  Common Stock                           1,954,772          68,357(7)     46.2 %
                           Series Two Convertible Preferred
                             Stock                                    3,500           7,000        58.3 %
                           Series Three Preferred Stock                               3,300        20.4 %
Fidelity Capital
  Appreciation Fund......  Common Stock                             435,000                        10.1 %

- - -------------------------
 *  Beneficial ownership does not exceed one percent (1%)

(1) Represents shares owned by Mr. Coon's immediate family.

(2) Each share of Series Two Convertible Preferred Stock may be converted at the option of the holder into approximately 13 shares of common stock.

(3) Series Three Preferred Stock is owned by a charitable foundation of which Mr. Coon is one of the trustees.

(4) Includes 40,000 shares on which Mr. Cross is presently eligible to exercise options.

(5) Includes 20,000 shares on which Mr. Johns is presently eligible to exercise options.

(6) Includes 40,000 shares on which Mr. Shunsky is presently eligible to exercise options.

(7) Includes 21,270 shares owned by Maxco, Inc. 401(k) Employees Savings Plan of which Messrs. Coon, Shunsky, and Cross are Trustees.

     The address of Fidelity Capital Appreciation Fund is 82 Devonshire St., Boston, MA 02109.

     The addresses of Mr. Coon and Mr. Zynda are both 1118 Centennial Way, Lansing, Michigan.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP served as auditors for the Company for the fiscal year ended March 31, 1995. The Company periodically evaluates its external audit requirements and will make a decision based on cost, response time and quality of services available. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

                             SHAREHOLDER PROPOSALS

     Any proposals which shareholders of the Company intend to present at the next annual meeting of the Company must be received by the Company by April 5, 1996, for inclusion in the Company's proxy statement and proxy form for that meeting.

                                 OTHER BUSINESS

     The management knows of no other matters that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgement. The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by use of the mails, Officers and regular employees of the Company may solicit proxies by telephone or in person.

                                          By Order of the Board of Directors

                                          Eric L. Cross
                                          Secretary

                                  MAXCO, INC.


        Proxy solicited on behalf of the Board of Directors for Annual Meeting of Shareholders to be held August 29, 1995.

        The undersigned hereby constitutes and appoints Max A. Coon and Eric L. Cross, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Maxco, Inc. (Maxco) on all matters, unless the contrary is indicated herein, at the Annual Meeting of Shareholders to be held at the Sheraton Lansing, 925 Creyts Road, Lansing, Michigan, on August 29, 1995 at 3:30 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting. The undersigned directs that this proxy be voted as follows:

        1. ELECTION OF DIRECTORS

           FOR all nominees listed below (except
           as marked to the contrary below).

               M. Coon                 V. Shunsky
               E. Cross                J. M. Warren
               C. Drake                J. White
               J. Ferguson             A. Zynda
               R. Johns

           WITHHOLD AUTHORITY to vote for all
           nominees listed below

        INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee write that nominee's name in the space provided below:


        In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

        This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

             DATED:________________________,1995


             ________________________________________


             ________________________________________

        NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized Officer. If a partnership, please sign in partnership name by authorized person.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.